EXHIBIT 16.2

                 [Letterhead of Hazlett, Lewis & Bieter, PLLC]

June 12, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by BankFirst Corporation (formerly known as Smoky Mountain Bancorp, Inc.) (copy attached), which we understand will be filed with the Commission, as an exhibit to the Registration Statement on Form S-4 dated June 12, 1998. We agree with the statements concerning our Firm in such Registration Statement.

Very truly yours,

HAZLETT, LEWIS & BIETER, PLLC

/s/ Casey M. Stuart

Casey M. Stuart

CMS/psb